Exhibit 99.2

ELECTION STATEMENT

In connection with the Agreement and Plan of Merger, dated as of July 23, 2014, by and between Columbia Banking System, Inc. (“Columbia”) and Intermountain Community Bancorp (“Intermountain”).

If delivering by mail: Broadridge, Inc. Attn: BICS Re-Organization Department P.O. Box 1317 Brentwood, New York 11717-0693	If delivering by hand or courier: Broadridge, Inc. Attn: BICS IWS 51 Mercedes Way Edgewood, New York 11717

DO NOT MAIL THIS ELECTION STATEMENT TO COLUMBIA OR INTERMOUNTAIN.

PLEASE DO NOT SEND YOUR INTERMOUNTAIN STOCK CERTIFICATES AT THIS TIME. A SEPARATE LETTER OF TRANSMITTAL AND INSTRUCTIONS FOR SUBMITTING YOUR STOCK CERTIFICATES WILL BE DELIVERED TO YOU AFTER CONSUMMATION OF THE MERGER.

DIRECT ANY QUESTIONS TO BROADRIDGE, INC. (THE “EXCHANGE AGENT”) AT (855) 353-2194 (TOLL-FREE) OR (720) 378-5454.

INFORMATION ABOUT YOU AND YOUR SHARES

                        Name(s) and Address of Registered Holder(s)

ELECTION OPTIONS (MARK BOXES AS APPLICABLE)

☐	STOCK ELECTION*: Exchange of my shares of Intermountain common stock for shares of Columbia common stock, plus cash in lieu of fractional shares (a “Stock Election”).

☐	CASH ELECTION*: Exchange of my shares of Intermountain common stock for cash (a “Cash Election”).

☐	COMBINATION OF STOCK AND CASH ELECTION*: Exchange of my shares of Intermountain common stock for units each consisting of 0.6426 of a share of Columbia common stock and $2.2930 in cash, plus cash in lieu of fractional shares (a “Mixed Election”).

☐	NO ELECTION*: I have no preference with respect to the Stock Election, the Cash Election, or the Mixed Election and therefore make no election with respect to of my shares of Intermountain common stock (a “Non-Election”). I understand and acknowledge that by making no election, my shares will be deemed to be, in whole or in part, shares with respect to which a Mixed Election has been made.

*Please note that the total number of shares specified above should equal the total number of shares of Intermountain common stock you own of record.

See the section entitled “Risk Factors” in the Proxy Statement for a discussion of factors you should consider in making your election.

REQUIRED SIGNATURES — All Shareholders must sign below.

X

Signature of Shareholder	Date

X

Signature of Shareholder (if joint account)	Date

Social Security Number or Employer Identification Number [XXX-XX-XXXX]:

PLEASED READ THIS ELECTION STATEMENT, INCLUDING ALL OF THE INSTRUCTIONS WHICH FOLLOW PRIOR TO EXECUTING AND SUBMITTING THIS ELECTION STATEMENT.

This Election Statement is being delivered in connection with the Agreement and Plan of Merger, dated as of July 23, 2014 (the “Merger Agreement”), by and between Columbia and Intermountain (as defined in the Merger Agreement). The Merger Agreement provides for the acquisition of Intermountain by Columbia through the merger of Intermountain with and into Columbia, with Columbia continuing as the surviving corporation (the “Merger”). As soon as reasonably practicable following the Merger, Panhandle State Bank, an Idaho state-chartered bank and wholly-owned subsidiary of Intermountain, will merge with and into Columbia State Bank (“Columbia State Bank”), with Columbia State Bank as the surviving bank. This election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Statement. In particular, because the total amount of cash and stock to be issued by Columbia is effectively fixed, an Intermountain shareholder making a Stock Election or a Cash Election may receive a combination of cash and stock that differs from such holder’s elections if too many Intermountain shareholders in the aggregate elect one form of consideration over the other. Accordingly, you understand that the preferences you may express in this Election Statement with respect to the kind of merger consideration you wish to receive may not be satisfied in full depending upon the preferences of other Intermountain shareholders. Any adjustments to the elections will be made in accordance with the proration and allocation procedures set forth in the Merger Agreement that is attached as Appendix A to the proxy statement/prospectus dated September 22, 2014 (the “Proxy Statement”). The Proxy Statement has been separately mailed to you. By signing this Election Statement, you acknowledge receipt of the Proxy Statement. BEFORE MAKING YOUR ELECTION, YOU ARE ENCOURAGED TO READ CAREFULLY THE ENTIRE MERGER AGREEMENT AND PROXY STATEMENT (INCLUDING ANNEXES THERETO AND DOCUMENTS INCORPORATED THEREIN BY REFERENCE) AND THE ACCOMPANYING INSTRUCTIONS TO THIS ELECTION STATEMENT AND CONSULT WITH YOUR PERSONAL FINANCIAL AND TAX ADVISORS PRIOR TO DECIDING WHICH ELECTION TO MAKE. The tax consequences to a holder will vary depending upon the election made and other factors. See the section of the Proxy Statement entitled “Material U.S. Federal Income Tax Consequences of the Merger.”

PLEASE SEND IN YOUR COMPLETED ELECTION STATEMENT AS SOON AS POSSIBLE AFTER YOUR RECEIPT OF THIS FORM. To make an election, an Election Statement must be received by the Exchange Agent before 5:00 p.m., Pacific Time, on the later to occur of October 27, 2014, the date of Intermountain’s shareholder meeting, and the date that Columbia and Intermountain believe to be as near as practicable to the fifth business day prior to the completion of the Merger, which is referred to as the “Election Deadline.” The actual Election Deadline is not currently known. Columbia and Intermountain will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of Columbia’s and Intermountain’s website (https://www.columbiabank.com/) and (http://www.intermountainbank.com/), respectively; and (ii) the filing by each of Columbia and Intermountain of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission. If an Intermountain shareholder does not submit a properly completed and signed Election Statement that is received by the Exchange Agent prior to the Election Deadline, such shareholder will be deemed to have made a Mixed Election.

If some or all of your shares of Intermountain common stock are held in “street name” by a broker, bank, trustee or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares, and follow those instructions.

As soon as reasonably practicable following the effective time of the Merger, and in any event no later than five (5) business days after such effective time, the Exchange Agent will mail to each holder of record of shares which, immediately prior to the effective time, represented shares of Intermountain common stock, (i) a Letter of Transmittal and (ii) instructions for effecting the surrender of their shares of Intermountain common stock, whether held in certificated or book-entry form.

INSTRUCTIONS FOR COMPLETING THE ELECTION STATEMENT

Although you are not being requested to submit your stock certificates or book-entry shares at this time, please be aware that all holders of Intermountain shares must surrender their Intermountain stock certificates or book-entry shares to Broadridge Corporate Issuer Solutions, Inc. as the Exchange Agent in order to receive the merger consideration. A separate Letter of Transmittal will be delivered to you after the consummation of the Merger along with instructions for effecting the surrender of your shares of Intermountain common stock, whether held in certificated or book-entry form. Until Intermountain stock certificates are received by the Exchange Agent, together with such documents as the Exchange Agent may require, and until such documents are processed for exchange by the Exchange Agent, the holder of such Intermountain stock certificates will not receive Columbia shares and/or cash consideration (or any dividends or other distributions payable on any such Columbia shares). No interest will accrue on the cash consideration, the cash in lieu of fractional shares or such dividends.

If your Intermountain stock certificates are lost, stolen or destroyed, please contact the Exchange Agent at the number listed above prior to consummation of the Merger.

The section entitled “Election Option” in this Election Statement allows certain Intermountain shareholders to elect to receive merger consideration in the form of shares of Columbia common stock (a “Stock Election”), cash (a “Cash Election”), or a combination of Columbia shares and cash (a “Mixed Election”), or to make no election with respect to the type of merger consideration they wish to receive (a “Non-Election”). If an Intermountain shareholder does not submit a properly completed and signed Election Statement that is received by the Exchange Agent prior to the Election Deadline, such shareholder will be deemed to have made a Mixed Election.

PLEASE SUBMIT A COMPLETED ELECTION STATEMENT AS SOON AS POSSIBLE AFTER RECEIPT OF THIS FORM. To make an election, an Election Statement must be received by the Exchange Agent before 5:00 p.m., Pacific Time, on the later to occur of October 27, 2014, the date of Intermountain’s shareholder meeting, and the date that Columbia and Intermountain believe to be as near as practicable to the fifth business day prior to the completion of the Merger, which is referred to as the “Election Deadline.” The actual Election Deadline is not currently known. Columbia and Intermountain will announce the date of the

Election Deadline at least five (5) business days prior to such deadline via (i) each of Columbia’s website (https://www.columbiabank.com/) and Intermountain’s website (http://www.intermountainbank.com/), respectively; and (ii) the filing by each of Columbia and Intermountain of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

Your election is subject to certain terms, conditions and limitations that have been set out in the Merger Agreement and the Proxy Statement provided to you in connection with the Intermountain shareholders’ meeting being held to consider and vote to approve the Merger Agreement and other related matters. The Merger Agreement is included as Appendix A to the Proxy Statement. Extra copies of the Proxy Statement may be requested from Columbia at (253) 305-1900 or Intermountain at (208) 263-0505. SUBMITTING THIS ELECTION STATEMENT DOES NOT CONSTITUTE A VOTE ON THE MERGER AGREEMENT OR ANY OTHER MATTER. IN ORDER TO VOTE YOUR SHARES, YOU MUST COMPLETE, SIGN AND RETURN THE PROXY CARD IN THE ENVELOPE ENCLOSED IN THE PROXY STATEMENT OR VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET, OR IN PERSON AT THE INTERMOUNTAIN SPECIAL MEETING. DO NOT RETURN PROXY MATERIALS TO BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

INSTRUCTION 1. ELECTIONS, CERTIFICATES AND SHARE ALLOCATIONS. You may select the following options on this Election Statement with respect to your Intermountain shares: (l) a Stock Election, (2) a Cash Election, (3) a Mixed Election, or (4) a Non-Election. Please read the section entitled “The Merger” in the Proxy Statement for a discussion of these options and the allocation and proration procedures associated with them. In order to make a valid election, you must complete the section on the front of this Election Statement entitled “Election Option” to indicate the desired form(s) of merger consideration. To properly complete this form, each shareholder must also complete the section entitled “Information About You and Your Shares” by specifying (a) the number of each Intermountain stock certificate in the column under the heading “Certificate Number” and the number of Intermountain shares represented by each Intermountain stock certificate in the column under the heading “Number of Certificated Shares” beside each certificate number and/or (b) the total number of Intermountain shares held in book-entry under the heading “Number of Book-Entry Shares.” All holders of Intermountain shares will be required to surrender their Intermountain stock certificates and/or book-entry shares to the Exchange Agent in order to receive the merger consideration. As described in the Proxy Statement, the aggregate merger consideration is expected to be equal to 4,233,707 shares of Columbia common stock, and $15,107,206 in cash, in each case, assuming the Intermountain warrants issued to private investors in 2012 are not exercised. Intermountain shareholders electing to receive the unit will be guaranteed to receive 0.6426 of a share of Columbia common stock and $2.2930 in cash. Because the total amount of cash and stock to be issued by Columbia is effectively fixed, an Intermountain shareholder making a Stock Election or a Cash Election may receive a combination of cash and stock that differs from such holder’s election if too many Intermountain shareholders in the aggregate elect one form of consideration over the other.

INSTRUCTION 2. ELECTION DEADLINE. PLEASE SUBMIT A COMPLETED ELECTION STATEMENT AS SOON AS POSSIBLE AFTER RECEIPT OF THIS

FORM. To make an election, an Election Statement must be received by the Exchange Agent before 5:00 p.m., Pacific Time, on the later to occur of October 27, 2014, the date of Intermountain’s shareholder meeting, and the date that Columbia and Intermountain believe to be as near as practicable to the fifth business day prior to the completion of the Merger. The actual Election Deadline is not currently known. Columbia and Intermountain will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of Columbia’s website (https://www.columbiabank.com/) and Intermountain’s website (http://www.intermountainbank.com), respectively; and (iii) the filing by each of Columbia and Intermountain of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission. The Exchange Agent will have reasonable discretion to determine whether any Election Statement is received on a timely basis and whether an Election Statement has been properly completed. Any such determinations are conclusive and binding.

INSTRUCTION 3. REVOCATION OR CHANGE OF ELECTION STATEMENT. Prior to the Election Deadline, any Election Statement may be revoked or changed by written notice to the Exchange Agent from the person submitting such Election Statement, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made. Following any proper revocation, unless a properly completed Election Statement is thereafter properly submitted and received by the Exchange Agent prior to the Election Deadline, you will be deemed to have made a Mixed Election.

INSTRUCTION 4. SIGNATURES ON ELECTION STATEMENT.

a)	All signatures must correspond exactly to the name written on the face of the Intermountain stock certificates or in the records for book-entry shares without alteration, variation or any change whatsoever.

b)	If this Election Statement is signed by a person(s) other than the record holder(s) of any Intermountain stock certificates to be delivered (other than as set forth in paragraph (c) below), such certificates, when delivered, must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appears on such certificate.

c)	If this Election Statement is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the Intermountain stock certificates or book-entry shares, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.

INSTRUCTION 5. DELIVERY OF ELECTION STATEMENT. This Election Statement, properly completed and duly executed, should be delivered to the Exchange Agent at the address set forth on the front of this Election Statement. Insert in the box at the top of the Election Statement (1) the certificate number(s) of the Intermountain common stock certificate(s) which you own and the number of shares represented by each certificate and/or (2) the total number of book-entry shares which you own. If the space provided is insufficient, attach a separate sheet listing this information.

INSTRUCTION 6. HOLDERS WHO ARE NOMINEES, TRUSTEES OR OTHER REPRESENTATIVES.

Each holder of record of Intermountain shares is entitled to make an election covering all Intermountain shares actually held of record by such holder. Nominee record holders, which include brokers, trustees or any other person that holds Intermountain shares in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of Intermountain shares held through such nominee record holders. Beneficial owners who are not record holders are not entitled to submit Election Statements. If some or all of your shares of Intermountain common stock are held in “street name” by a broker, bank, trustee or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares, and follow those instructions. Persons submitting an Election Statement on behalf of a registered shareholder as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 4 above.

INSTRUCTION 7. MISCELLANEOUS. Neither Columbia or Intermountain, nor the Exchange Agent is under any duty to give notification of defects in any Election Statement. Columbia, Intermountain and the Exchange Agent shall not incur any liability for failure to give such notification, and each of Columbia, Intermountain and the Exchange Agent has the absolute right to reject any and all Election Statements not in proper form or to waive any irregularities in any Election Statement. ALL ELECTION STATEMENTS WILL BE VOID AND OF NO EFFECT IF THE MERGER AGREEMENT IS TERMINATED FOR ANY REASON.

INSTRUCTION 8. INFORMATION AND ADDITIONAL COPIES. All inquiries with respect to the completion of the Election Statement, including requests for additional copies of the Election Statement, should be made directly to the Exchange Agent at (855) 353-2194 (toll-free) or (720) 378-5454.